Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Mama’s Creations, Inc. on Form S-8 of our report dated April 14, 2026, with respect to our audit of the consolidated financial statements of Mama’s Creations, Inc. as of January 31, 2026, and for the fiscal year the ended, which report is included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

/s/ UHY LLP

New York, New York

April 15, 2026